Exhibit 10.2

FIRST AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 29th day of April, 2011 (the “Amendment Date”), by and among OXFORD FINANCE LLC, successor in interest to Oxford Finance Corporation (“Oxford”), Oxford in its capacity as collateral agent on behalf of the Lenders (the “Collateral Agent”); the Lenders including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”); and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation, whose address is 11085 N. Torrey Pines Road, Suite 300, La Jolla, CA 92037 (“Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of January 24, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. In connection with the Loan Agreement, Borrower, Collateral Agent and Lenders entered into that certain Post Closing Obligations Letter dated January 24, 2011 (the “Post Closing Obligations Letter”). Borrower has failed to (1) timely deliver the Supplemental Documents as required under the Post Closing Obligations Letter and (2) comply with Section 6.6 of the Loan Agreement by maintaining accounts not subject to a Control Agreement in favor of Collateral Agent.

D. Borrower has requested that Collateral Agent and Lenders (1) waive the Current Events of Default (defined below), and (2) amend the Loan Agreement to (i) increase the existing collateral carve-out for Square 1 Bank and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E. Collateral Agent and Lenders have agreed to waive the Current Events of Default (defined below) and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Except as set forth herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Notwithstanding the Post Closing Obligations Letter, Borrower shall be required to deliver to Collateral Agent (A) the Perfection Certificate (as defined below) by no later than sixty (60) days after the Amendment Date, (B) the duly executed original signatures to the Account Control Agreements for Borrower’s accounts at Comerica Bank (account numbers ending in 2369, 2377, 0132, and 4688) (the “Comerica Account Control Agreements”) by no later than fifteen (15) days after the Amendment Date, (C) duly executed original signatures to the Account Control Agreements for Borrower’s account at Bank of America (account number ending 9251) (the “BofA Account Control Agreement”) by no later than sixty (60) days after the Amendment Date, and (D) the Landlord Consent by no later than fifteen (15) days after the Amendment Date.

3. Amendments to the Loan Agreement.

3.1 Section 6.6 (Operating Accounts). Section 6.6(a) of the Loan Agreement is amended and restated as follows:

(a) Maintain all of such Borrower’s and all of their Subsidiaries’ operating and other deposit accounts and securities accounts in accounts that are subject to a Control Agreement in favor of Collateral Agent, other than Certificate of Deposit account No. 60100378 maintained with Square 1 Bank (the “Cash Collateral Account”), which shall be subject to a Control Agreement only (i) until Borrower enters into a Loan and Security Agreement between Borrower and Square 1 Bank, as amended from time to time (the “Square 1 Agreement”) and (ii) after Borrower has repaid any amounts that remain owing thereunder or Square 1 Bank no longer has any obligation to make any credit extensions to Borrower under the Square 1 Agreement. Borrower shall cause the Cash Collateral Account to be closed or made subject to a Control Agreement at all other times. Borrower shall not permit the balance in the Cash Collateral Account to exceed $10,000,000, nor permit the Collateral Account to secure any obligations other than those arising under the Square 1 Agreement.

3.2 Section 14.1 (Definitions). Clause (f) of the defined term “Permitted Indebtedness” in Section 14.1 of the Loan Agreement is amended and restated as follows:

(f) Indebtedness of up to Ten Million Dollars ($10,000,000) secured exclusively by a security interest in a Deposit Account held with, or Certificate of Deposit issued by, the holder of such Indebtedness, and on terms reasonably acceptable to Agent;

4. Waiver. Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with (i) the terms of the Post Closing Obligations Letter by failing to timely deliver to Collateral Agent (A) a Consent to Removal of Personal Property (11085 N. Torrey Pines Road, Suite 300, La Jolla, CA 92037) executed by Borrower and its landlord for this location (the “Landlord Consent”); (B) duly executed original signatures to the Account Control Agreements for Borrower’s accounts at Comerica Bank, Bank of America, Payden & Rygel/Union Bank of California, Webster Bank, and PNC Bank, or evidence that those accounts have been closed (“Account Documentation”); (C) a duly executed Perfection Certificate that is current as of such date, to include in Section 4(b) a list of the material contracts and an indication of whether any contains a nonassignability provision requiring the counterparty’s consent to the granting of a security interest therein and a list on Exhibit E thereto of licenses to use trademarks, patents and copyrights of others (the “Perfection Certificate”); and (D) a termination of the financing statements of General Electric Capital Corporation referred to in Section 5(b) of the Perfection Certificate and (ii) Section 6.6 of the Loan Agreement for maintaining accounts not subject to a Control Agreement in favor of Collateral Agent (the “Current Events of Default”). Collateral Agent and Lenders hereby waive the Current Events of Default as of the date hereof; provided that Borrower must (i) comply with Section 6.6 of the Loan Agreement, as amended herein and (ii) deliver the (A) Perfection Certificate and BofA Account Control Agreement to Collateral Agent by no later than sixty (60) days after the Amendment Date and (B) the Comerica Account Control Agreements and Landlord Consent by no later than fifteen (15) days after the Amendment Date.

Collateral Agent and Lenders agreement to waive the Current Events of Default shall in no way obligate Collateral Agent and Lenders to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Collateral Agent and Lenders’ right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement.

5. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Collateral Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into this Amendment and the Loan Documents.

7. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired. The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders or Collateral Agent may now have or may have in the future under or in connection with any Loan Document.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective (a) upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto, and (b) upon Collateral Agent’s receipt of $25,000 and all Lender Expenses incurred through the date of this Amendment.

10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

LIGAND PHARMACEUTICALS INCORPORATED

By	/s/ John Sharp

Name:	John Sharp

Title:	CFO

LENDERS:

OXFORD FINANCE LLC, successor in interest to Oxford Finance Corporation, for itself and as Collateral Agent

By	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel